EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-35357, 333-80577, and 333-85857 of Giant Industries, Inc., each on Form S-8, of our report dated April 26, 2001, appearing in this Annual Report on Form 11-K of Giant Industries, Inc. Employee Stock Ownership Plan for the year ended December 31, 2000.





DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 28, 2001